AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                     (formerly known as Benham Equity Funds)

                              Amended and Restated
                            Articles of Incorporation

                JAMES M. BENHAM and DOUGLAS A. PAUL certify that:

1. They are the President and Secretary, respectively, of American Century Quantitative Equity Funds, a California corporation formerly known as Benham Equity Funds.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:


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                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS


                            ARTICLES OF INCORPORATION


                                    Article I

         The name of this corporation is

                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS


                                   Article II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                   Article III

         This corporation is authorized to issue ten classes of shares of stock to be designated as follows: A(1) Common, A(2) Common, A(3) Common, A(4) Common, A(5) Common, A(6) Common, A(7) Common, A(8) Common, A(9) Common, and A(10) Common. This corporation is authorized to issue two billion (2,000,000,000) shares of each of such classes. The shares of each of such classes may be issued in series.

         The Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of any class, including but not limited to the designation of any such series and the number of shares of any such series.

         Of the two billion (2,000,000,000) shares of A(1) Common stock that the corporation is authorized to issue, one billion (1,000,000,000) shares are classified into a series designated Series 1A(1) Common stock, to be referred to as American Century Global Gold Fund--Investor Class; two hundred fifty million (250,000,000) shares are classified into a series designated Series 2A(1) Common stock, to be referred to as American Century Global Gold Fund--Advisor Class.

         Of the two billion (2,000,000,000) shares of A(2) Common stock that the corporation is authorized to issue, one billion (1,000,000,000) shares are classified into a series designated Series 1A(2) Common stock, to be referred to as American Century Income & Growth Fund--Investor Class; two hundred fifty million (250,000,000) shares are classified into a series designated Series 2A(2) Common stock, to be referred to as American Century Income & Growth
Fund--Advisor Class; two hundred fifty million (250,000,000) shares are classified into a series designated Series 3A(2) Common stock, to be referred to as American Century Income & Growth Fund--Institutional Class.

         Of the two billion (2,000,000,000) shares of A(3) Common stock that the corporation is authorized to issue, one billion (1,000,000,000) shares are classified into a series designated Series 1A(3) Common stock, to be referred to as American Century Equity Growth Fund--Investor Class; two hundred fifty million (250,000,000) shares are classified into a series designated Series
2A(3)  Common  stock,  to be  referred  to as  American  Century  Equity  Growth
Fund--Advisor Class; two hundred fifty million (250,000,000) shares are classified into a series designated Series 3A(3) Common stock, to be referred to as American Century Equity Growth Fund--Institutional Class.

         Of the two billion (2,000,000,000) shares of A(4) Common stock that the corporation is authorized to issue, one billion (1,000,000,000) shares are classified into a series designated Series 1A(4) Common stock, to be referred to as American Century Utilities Fund--Investor Class; two hundred fifty million (250,000,000) shares are classified into a series designated Series 2A(4) Common stock, to be referred to as American Century Utilities Fund--Advisor Class.

         Of the two billion (2,000,000,000) shares of A(5) Common stock that the corporation is authorized to issue, one billion (1,000,000,000) shares are classified into a series designated Series 1A(5) Common stock, to be referred to as American Century Global Natural Resources Fund--Investor Class; two hundred fifty million (250,000,000) shares are classified into a series designated Series 2A(4) Common stock, to be referred to as American Century Global Natural Resources Fund--Advisor Class.

         Shares of the  American  Century  Global  Gold Fund,  American  Century
Income & Growth Fund, American Century Equity Growth Fund, American Century Utilities Fund and American Century Global Natural Resources Fund (each, a "Series") shall have the following preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:


(1)      Assets  Belonging  to a  Series.  All  consideration  received  by this corporation for the issue or sale of shares of a Series of capital stock, together with all assets in which such considerations is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall for all purposes irrevocably belong to the Series of capital stock with respect to which such consideration, assets, income, earnings, profits, proceeds, funds or payments were received by the corporation, subject only to the rights of creditors, and shall be so treated upon the books of account of the corporation Any assets, income, earnings, profits, proceeds, funds or payments which are not readily attributable to any particular Series shall be allocated among any one or more of the Series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. All consideration, assets, income, earnings, profits, proceeds (including any assets in whatever form derived from the reinvestment of proceeds), funds or payments, belonging or allocated to a Series are herein referred to as "assets belonging to" such Series.

(2) Liabilities Belonging to a Series. The assets belonging to a Series of capital stock shall be charged with the liabilities in respect of such Series and shall also be charged with such Series' share of the general liabilities of the corporation determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given Series; and as to whether the same are allocable to one or more Series. Any liabilities which are not readily attributable to any particular Series shall be allocable among any one or more of the Series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The liabilities so allocated to a Series are herein referred to as "liabilities belonging to" such Series.

(3) Dividends and Distributions. Shares of each Series of capital stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared with respect to such Series from time to time by the Board of Directors, acting in its sole discretion, provided, however, that dividends and distributions on shares of a Series of capital stock shall be paid only out of the lawfully available assets belonging to such Series, net of liabilities belonging to such Series.

(4) Liquidating Dividends and Distributions. In the event of the liquidation or dissolution of the corporation, shareholders of each Series of capital stock shall be entitled to receive, as a Series, out of the assets of the corporation available for distribution to shareholders, but other than general assets not belonging to any particular Series of capital stock, the assets belonging to such Series, net of liabilities belonging to such Series; and the assets so distributable to the shareholders of any Series of capital stock shall be distributed among such shareholders in proportion to the number of shares of such Series held by them and recorded on the books of the corporation. In the event that there are any general assets available for distribution that have not been allocated by the Board of Directors to any particular Series of capital stock, such assets will be distributed to the holders of stock of all Series of capital stock in proportion to the asset values of the respective Series of capital stock.

(5) Voting. A shareholder of each Series shall be entitled to one vote for each dollar of net asset value per share of such Series (calculated as of a record date specified by the Board of Directors), on any matter on which such shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. All references in these Articles of Incorporation or the Bylaws to a vote of or the holders of a percentage of Shares shall mean a vote of, or the holders of, that percentage of total votes representing dollars of net asset value of a Series or of the corporation, as the case may be.

(6) Redemption. To the extent the corporation has funds or other property legally available therefor, each holder of shares of a Series of capital stock of the corporation shall be entitled to require the corporation to redeem all or any part of the shares standing in the name of such holder on the books of the corporation, at the redemption price of such shares in effect from time to time as may be determined by the Board of Directors of the corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the corporation to suspend the right of redemption of shares of capital stock of the corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of any Series of capital stock of the corporation if (i) the value of such shares in the account of such holder is less than the minimum investment amount applicable to that account as set forth in the corporation's then-current registration statement under the Investment Company Act of 1940, or
         (ii) the holder fails to furnish the corporation with the holder's correct taxpayer identification number or social security number and to make such certifications with respect thereto as the corporation may require; provided, however, that any such redemptions shall be subject to such further terms and conditions as the Board of Directors of the corporation may from time to time adopt. The redemption price of shares of a Series of capital stock of the corporation shall be the net asset value thereof as determined by, or pursuant to methods approved by, the Board of Directors of the corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be specified in the corporation's current registration statement under the Investment Company Act of 1940 for that Series. Payment of the redemption price shall be made in cash by the corporation at such time and in such manner as may be determined from time to time by the Board of Directors unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the Series of the shares redemption of which is being sought the value of which shall be determined as provided herein.


                                   Article IV

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


                                    Article V

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.
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3.       The foregoing  amendment and  restatement of Articles of  Incorporation has been duly approved by the Board of Directors.

The undersigned declare under penalty of perjury and the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.




/s/James M. Benham                                         Dated:  July 30, 1997
James M. Benham
President


/s/Douglas A. Paul                                         Dated:  July 30, 1997
Douglas A. Paul
Secretary